Exhibit 99.1

iBasis Reports Third Quarter 2008 Results

Company Continues Growth in Outsourcing; Returns to Growth in Retail Business

BURLINGTON, Mass.--(BUSINESS WIRE)--October 21, 2008--iBasis, Inc. (NASDAQ: IBAS), a KPN affiliate, today announced results for the third quarter ended September 30, 2008.

On October 1, 2007, iBasis acquired KPN Global Carrier Services. As this transaction has been treated as a reverse acquisition of iBasis by KPN Global Carrier Services under the purchase method of accounting, the financial results of KPN Global Carrier Services have become the historical financial results of the combined company and replace the historical financial results of iBasis as a standalone company for periods prior to the closing of the acquisition. Thus, the GAAP financial results for the third quarter of 2007 include only the results of KPN Global Carrier Services. Historical GAAP results for KPN Global Carrier Services as a wholly-owned subsidiary of Royal KPN are not necessarily indicative of results that would have been achieved on a standalone basis.

To make comparisons to prior periods more useful, we are providing supplemental pro forma data which include the consolidated historical results of both iBasis and KPN Global Carrier Services. These consolidated historical results are not necessarily indicative of results that would have been achieved on a combined basis. Q3 2008 was the fourth quarter since completing the KPN transaction. Therefore, beginning with Q4 2008 results, quarterly comparisons will be made using actual rather than pro forma results.

Revenue for the third quarter of 2008 was $338.0 million, and net income was $3.3 million, or $0.05 per share. For the third quarter of 2007, pro forma revenue was $367.5 million, and pro forma net income was $0.7 million.

Adjusted EBITDA for the third quarter of 2008 was $10.3 million, compared to pro forma Adjusted EBITDA of $10.4 million for the third quarter of 2007. Adjusted EBITDA is a non-GAAP measurement presented to provide further information about the Company’s operating trends.

Comments on the Third Quarter

“In Q3 our Trading business declined sequentially, primarily due to what we believe is a downturn in the U.S. calling card market that is impacting several of our Trading customers, including calling card providers and other wholesale carriers who pass traffic from calling card providers to iBasis,” said Ofer Gneezy, president and CEO of iBasis. “This customer segment accounted for approximately 10% of our Trading traffic in Q3. We believe the decline in the calling card market is driven by the downturn in the U.S. economy, which is having a negative effect on immigrant communities that comprise the bulk of the calling card market.

“Despite the overall decline of the calling card market, our Retail business achieved strong growth in revenue and minutes and flat gross profit. We believe the improvement in Retail is the result of the success of new products we introduced in early Q3 and the adoption of more transparent pricing across the industry, a trend we advanced with the iBasis TruePrompts™ policy.

“Our Outsourcing business grew in minutes, revenue and gross profit, although not at the rate we expected. Outsourcing now represents more than one-third of our gross profit.

“Our results for the quarter were also negatively impacted by the decline of the Euro relative to the Dollar. The translation of Euro-based revenues to U.S. dollars resulted in an $8 million reduction in consolidated revenue compared to the second quarter. In addition, because 30% of our Trading business involves buying in one currency and selling in another, those traffic streams are affected by currency exchange. The rapid weakening of the Euro during the quarter temporarily caused some of those traffic streams to be less profitable and others to be less competitive until we adjusted our pricing to reflect the new exchange rates. Our systems and processes are designed to deal with these fluctuations, but the changes in the exchange rates during Q3 were extraordinary.

“The end of the third quarter marks the first anniversary of our transaction with KPN. We had two major objectives for the past 12 months: growth and integration. While our business has been flat, we have reigned in capital expenditures to maintain our cash flow, and we have made solid progress on our integration projects. Our financial results are beginning to reflect the synergies, as indicated by our operating expenses in Q3 being the lowest since the closing of the transaction in October 2007. We expect our financial results to reflect greater integration benefits as we draw closer to the completion of these projects in Q2 2009. To further capture synergies, following legally mandated consultations, we intend to restructure our operations in the Netherlands. We expect that iBasis Netherlands will become primarily a sales and product management office, with strategic support from other functional areas. Going forward, we will be reducing the operational services we purchase from KPN as integration projects are completed.

“In addition, we will work globally to reduce operating expenses. We will continue to focus on completing the remaining integration projects and on achieving operational synergies while prudently pursuing growth opportunities in light of the downturn in the global economy.”

Sources of Revenue – Q3 ‘08

($ in millions)	Wholesale Trading	Outsourcing	Retail	Total
Minutes (in billions)	4.5	0.7	0.7	5.8
Revenue	$238.1	$70.5	$29.4	$338.0
Gross Profit*	$17.9	$11.8	$2.7	$32.4
Gross Margin	7.5%	16.7%	9.1%	9.6%

* Revenue less data communications and telecommunications costs

Operational Milestones and Stock Repurchase Program

Minutes of use on The iBasis Network™ in Q3 2008 was 5.8 billion, a decrease of 6% compared to pro forma traffic of 6.2 billion minutes in Q3 2007 and 6.2 billion minutes in Q2 2008. Average revenue per minute was 5.78 cents, compared to pro forma 5.91 cents in Q3 2007 and 5.84 cents in Q2 2008. Average margin per minute was 0.55 cents, compared to pro forma 0.55 cents in Q3 2007 and 0.61 cents in Q2 2008.

During the third quarter, the Company repurchased an aggregate of 2.5 million shares of iBasis common stock at a cost of $10.1 million.

Guidance

In light of the current challenging business conditions and downturn in the global economy, we believe that our financial results for Q4 will be similar to those for Q3. Capital asset expenditures for 2008 are expected to be $15 to $16 million. For 2009, we expect modest growth in revenue and a substantial increase in Adjusted EBITDA as we more fully benefit from the completion of our integration projects.

Q3 Results Conference Call

iBasis will host a conference call to discuss the Company’s selected Q3 results, led by Ofer Gneezy, iBasis president & CEO on October 21, 2008 at 5:00 p.m. ET. The public is invited to listen to the simultaneous webcast by logging in through the iBasis investor relations website at http://investor.ibasis.com.

About iBasis

Founded in 1996, iBasis (NASDAQ: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services and enhanced services for mobile operators. iBasis customers include KPN, KPN Mobile, E-Plus, BASE, TDC, and many other large telecommunications carriers such as Verizon, Vodafone, China Mobile, China Unicom, IDT, Qwest, Skype, Telecom Italia, Telefonica, and Yahoo. In October 2007, iBasis acquired KPN Global Carrier Services to create one of the three largest carriers of international voice traffic in the world (1), and KPN became a majority stockholder of iBasis. On a pro forma basis, the combined company carried approximately 24 billion minutes of international voice traffic in 2007. The Company can be reached at its worldwide headquarters in Burlington, Mass., USA at +1 781-505-7500 or on the Internet at www.ibasis.com.

(1) Telegeography 2008 and iBasis pro forma 2007 traffic.

iBasis and Pingo are registered marks, and The iBasis Network is a trademark of iBasis, Inc. All other trademarks are the property of their respective owners.

Except for historical information, all of the expectations, plans and assumptions contained in the foregoing press release constitute forward-looking statements under Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties. Examples of forward-looking statements include, but are not limited to, any forward statements implied by our pro forma results, as well as forward-looking statements regarding: (i) our belief that declines in our Trading business are attributable to the downturn in the global economy generally and the calling card market in particular; (ii) the amount and timing of the synergies from the KPN transaction that we expect to realize; (iii) the expected growth from cross-selling and more transparent pricing in our Retail business; (iv) our expectation that we will be able to take advantage of the consolidation trends in the international voice industry; (v) our beliefs regarding the bases for growth in our Retail business and our expectations regarding the future growth of our Retail business; (vi) our expected Adjusted EBITDA and capital asset expenditures in the fourth quarter of 2008; and (vii) our expectations for revenue and EBITDA growth in 2009. Important factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to,(i) our ability of the to successfully integrate the operations and employees of KPN Global Carrier Services,(ii) our ability to realize anticipated synergies,(iii) our ability to successfully migrate the TDC traffic; (iv) the emergence of new competitive initiatives resulting from rapid technological advances, (v) changes in business conditions and volatility and uncertainty in the markets that we serve; (vi) the Company's ability to execute its business plan;(vii) the extent of adoption of our services and the timing and amount of revenue and gross profit generated by these services; (viii) fluctuations in the market for and pricing of these services; (ix) a potential impairment of goodwill when re-tested at year-end; and (x) the other factors described in our most recent Annual Report on Form 10-K and other periodic and current reports, all of which are available at www.sec.gov. Such forward-looking statements are only as of the date they are made, and we have no current intention to update any forward-looking statements.

Use of Non-GAAP Financial Measures

In this press release, our financial results are provided both in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures which are not an alternative to GAAP and may be different from non-GAAP financial measures used by other companies. In particular, we provide (i) Adjusted EBITDA, and (ii) combined pro forma financial information which in each case results in a non-GAAP financial measure. These results are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in our business and are important in comparing current results with prior period results. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally, and to manage our business and to evaluate our performance. We believe the most directly comparable GAAP financial measure to Adjusted EBITDA is net income and we have provided a reconciliation of GAAP net income to Non-GAAP Adjusted EBITDA and pro forma combined Adjusted EBITDA in this press release.

iBasis, Inc. Condensed Consolidated Balance Sheets (unaudited) (In thousands)

	September 30,	December 31,
	2008	2007
Assets

Cash, cash equivalents and short-term investments	$62,544	$65,734
Accounts receivable, net	213,387	204,883
Prepaid expenses and other current assets	4,726	4,687
Property and equipment, net	35,908	34,966
Intangible assets	91,494	93,800
Goodwill	248,795	248,795
Other assets	1,877	7,008

Total assets	$658,731	$659,873

Liabilities and Stockholders’ Equity

Accounts payable	$142,770	$146,899
Accrued expenses	147,949	136,903
Deferred revenue	12,298	11,503
Current portion of long term debt	569	755
Long term debt, net of current portion	30,601	25,000
Other long term liabilities	3,256	4,323

Total liabilities	337,443	325,383

Stockholders’ equity	321,288	334,490

Total liabilities and stockholders’ equity	$658,731	$ 659,873

iBasis, Inc. Condensed Consolidated Statements of Operations (unaudited) (In thousands, except per share data)

	Three Months Ended September 30,
	2008	2007
Total net revenue	$338,023	$215,679

Costs and operating expenses:
Data communications and telecommunications costs (excluding depreciation and amortization	305,638	199,817
Engineering and network operations expenses	5,584	2,083
Selling, general and administrative expenses	17,132	6,740
Merger related expenses	---	179
Depreciation and amortization	8,466	1,183

Total costs and operating expenses	336,820	210,002

Income from operations	1,203	5,677

Interest income (expense), net	(238)	746
Foreign exchange gain (loss)	2,193	(344)
Other income	1,779	---

Income before income taxes	4,937	6,077

Income tax expense	1,643	1,933

Net income	$3,294	$4,146

Net income per share:
Basic	$0.05	$0.10
Diluted	$0.05	$0.10

Weighted average common shares outstanding:
Basic	72,344	40,121
Diluted	72,869	40,121

iBasis, Inc. Condensed Consolidated Statements of Operations (unaudited) (In thousands, except per share data)

	Nine Months Ended September 30,
	2008	2007
Total net revenue	$1,023,766	$587,913

Costs and operating expenses:
Data communications and telecommunications costs (excluding depreciation and amortization)	918,500	536,032
Engineering and network operations expenses	18,240	6,207
Selling, general and administrative expenses	56,383	15,697
Merger related expenses	---	1,857
Depreciation and amortization	24,185	3,584

Total costs and operating expenses	1,017,308	563,377

Income from operations	6,458	24,536

Interest income (expense), net	(711)	840
Foreign exchange gain (loss)	1,401	(471)
Other income	1,779	---

Income before income taxes	8,927	24,905

Income tax expense	7,692	6,763

Net income	$1,235	$18,142

Net income per share:
Basic	$0.02	$0.45
Diluted	$0.02	$0.45

Weighted average common shares outstanding:
Basic	73,938	40,121
Diluted	74,298	40,121

Operating Results

($ in millions)	Pro Forma Q3 ‘07*	Actual Q1 ‘08	Actual Q2 ‘08	Actual Q3 ‘08
Revenue	$367.5	$324.9	$360.8	$338.0
Gross Profit**	$33.9	$35.4	$37.5	$32.4
Gross Margin	9.2%	10.9%	10.4%	9.6%
Operating Expenses	$25.4	$26.5	$25.5	$22.7
Depreciation & Amortization	$7.1	$7.2	$8.5	$8.5
Income from Operations	$1.4	$1.7	$3.5	$1.2
Net income (loss)	$0.7	$(2.1)	$0.0	$3.3
Adjusted EBITDA	$10.4	$11.2	$12.7	$10.3
Minutes	6.2B	5.8B	6.2B	5.8B

* Unaudited combined Pro Forma iBasis with KPN Global Carrier Services

** Revenue less data communications and telecommunications costs

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

Adjusted EBITDA is defined as earnings before stock-based compensation, expenses associated with the review of our stock option granting practices, foreign exchange gains and losses, merger related expenses, purchase accounting adjustments, certain non-recurring charges, interest, taxes, stock-based compensation and depreciation and amortization.

In accordance with the requirements of Securities and Exchange Commission Regulation G, iBasis is presenting the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure and reconciling the Non-GAAP financial measure to the comparable GAAP measure.

In Millions
	Q3 07*	Q1 08	Q2 08	Q3 08
Net income (loss)	$4.1	$(2.1)	$0.0	$3.3
Pro Forma adjustments:
iBasis historical net income	0.2
Depreciation and amortization	(3.6)
Pro forma net income	0.7

Add/(less):
Stock-based compensation	0.8	0.6	0.7	0.6
Depreciation and amortization	7.1	7.2	8.5	8.5
Interest expense (income), net	(1.2)	0.4	0.0	0.2
Foreign exchange (gain) loss	0.0	0.3	0.6	(2.2)
Other income	---	---	---	(1.8)
Merger related expenses	0.7	0.0	---	---
Option analysis expense	0.3	0.1	---	---
Acquisition activity related expenses	---	1.0	---	---
Purchase accounting adjustments	---	0.6	---	---
Income taxes	2.0	3.1	2.9	1.7
Adjusted EBITDA	$10.4	$11.2	$12.7	$10.3

* Unaudited combined Pro Forma iBasis with KPN Global Carrier Services

CONTACT:
iBasis, Inc.
Media
Chris Ward, 781-505-7557
or
iBasis, Inc.
Investors
Richard Tennant, 781-505-7409
ir@ibasis.net